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                                                                  Exhibit 10(46)


                                  Amendment to
                          Harrah's Entertainment, Inc.
                           1990 Restricted Stock Plan


         Harrah's Entertainment, Inc. (the "Company") hereby adopts this Amendment to the 1990 Restricted Stock Plan (the "Plan"), effective November 11, 1999.

         Section 4(b)(1) of the Company's 1990 Restricted Stock Plan, as amended, is amended by adding the following sentence at the end thereof:

         "If a member of the Board continues in service after the last such installment vests for that member, then such member will automatically receive a new award of 1,000 restricted shares (effective the April 2 immediately following the last April 1 vesting date except that for the last vesting on April 1, 1999, the effective date of this award will be November 12, 1999); these shares will be subject to the same terms and conditions as the original award of 1,000 restricted shares and will vest in 100 share installments on each subsequent April 1 following the last vesting of the original 1,000 share award provided such person is a member of the Board on the vesting date."

         This Amendment was duly adopted by the Human Resources Committee of the Board of Directors of the Company on November 11, 1999.


                                   /s/ REBECCA W. BALLOU
                                   ----------------------
                                   Rebecca W. Ballou
                                   Secretary of Harrah's
                                   Entertainment, Inc.